EXTENSION AGREEMENT

This Extension Agreement, dated June 30, 2009, is made by and among Validsoft Limited, incorporated and registered in the Republic of Ireland (the "**Borrower**") and Elephant Talk Communications, Inc. (the "**Lender**").

WHEREAS, the Borrower and the Lender entered into a Bridging Loan Agreement dated February 23, 2009 (the "**Bridge**"); and

WHEREAS, the Borrower and the Lender entered into a Heads of Terms Agreement dated February 23, 2009 (the "**Heads**"); and

WHEREAS, the Borrower and the Lender entered into a Side Agreement dated April 24, 2009 (the "**Side Agreement**"), amending the Bridge and the Heads.

NOW, THEREFORE, based on the mutual promises contained herein and other good and valuable consideration, the Borrower and the Lender desire to amend the Side Agreement, and thereby amend each of the Bridge and the Heads, as follows:

1. The Lender and the Borrower agree that the following indicated sections of the Side Agreement are hereby amended, and thereby each of the Bridge and the Heads are amended, as follows:

    a. **Amendments to the Bridging Loan Agreement**

        i. Section 2.2 of the Side Agreement (amending clause 2.2 of the Bridging Loan Agreement) – "Furthermore, subject to the successful completion of the Lender's own bridge funding of at least US Dollar 7,000,000 (expected no later than July 31, 2009), the Lender grants to the Borrower an unsecured bridging loan facility of a total principal amount not exceeding Euros 250,000 on the terms, and subject to the conditions, of this agreement, provided that:…"

        ii. Section 2.3 of the Side Agreement – The Lender and the Borrower agree that in clause 9 of the Bridging Loan Agreement, any reference to "the aggregate sum of Euros 250,000 referred to in clause 3.1 available for drawdown by the Borrower on or prior to 30 April 2009" shall be deleted and replaced with "the aggregate sum of Euros 250,000 referred to in clause 2.2 available for drawdown by the Borrower on or prior to 31 July 2009".

    b. **Amendments to the Heads**

        i. Section 3.3.1 of the Side Agreement - In clauses 3.2.2, 3.5, and 6.4.3 of the Heads, any references to "30 April 2009" shall be replaced by "31 July 2009".

2. The Side Agreement, and thereby each of the Bridge and the Heads, shall be further amended as necessary to be consistent with the intent of this Extension Agreement.

3. Other than as extended or amended hereby, the aggregate terms of the Heads, the Bridge, and the Side Agreement, including without limit Subsections 2.2.1 and 2.2.2 of the Side Agreement, shall remain in full force and effect.

4. This Extension Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the law of the Netherlands.

5. This Extension Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original and all of which shall constitute a single instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Extension Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VALIDSOFT LIMITED

Name: Patrick H. Carroll
Title: Chief Executive Officer

ELEPHANT TALK COMMUNICATIONS, INC.

Name: Steven van der Velden
Title: Chief Executive Officer